F/M Investments, LLC

Ziegler Capital Management, LLC

Code of Ethics

September 29, 2023

TABLE OF CONTENTS

I.	INTRODUCTION	3
II.	APPLICABILITY	3
III.	DEFINITIONS	4
IV.	COMPLIANCE WITH LAWS AND REGULATIONS	6
V.	PROHIBITIONS ON INSIDER TRADING	6
VI.	CONFIDENTIAL INFORMATION	8
VII.	CONFLICTS OF INTEREST	9
VIII.	FAIR DEALING	10
IX.	SAFEGUARDING ASSETS AND PROPERTY	10
X.	REPORTING PROCEDURES FOR SUPERVISED PERSONS	11
XI.	PERSONAL TRADING POLICY	11
XII.	ADDITIONAL REPORTING PROCEDURES FOR ACCESS PERSONS	14
XIII.	OUTSIDE BUSINESS ACTIVITIES	15
XIV.	GIFTS AND ENTERTAINMENT	16
XV.	POLITICAL CONTRIBUTIONS	18
XVI.	SANCTIONS	20
XVII.	EXCEPTIONS	20
XVIII.	TEMPORARY EMPLOYEES	20
XIX.	ACCURACY OF BOOKS AND RECORDS	21
XX.	WHISTLEBOWER POLICY	21
XXI.	EXHIBIT A - PERSONAL TRADING TABLE	25
XXII.	EXHIBIT B - MANAGED ACCOUNT LETTER TEMPLATE	27
XXIII.	EXHIBIT C –BROKERS WITH ELECTRONIC FEEDS	28

F/M And ZCM Code of Ethics

I.	INTRODUCTION

The Securities & Exchange Commission (“SEC”) adopted Rule 204A-1, under the Investment Advisers Act of 1940, requiring all registered investment advisers to adopt a written code of ethics. The rule requires an adviser’s code of ethics to set forth standards of conduct and require compliance with Federal securities laws.

The managements of F/m Investments, LLC (“F/m”) and Ziegler Capital Management, LLC (“ZCM”) (known collectively for the purposes of this document as the “Advisers”) have always been committed to maintaining the highest legal and ethical standards. These values are codified in the Advisers’ Code of Ethics (the “Code”).

The Code sets out basic principles to guide the day-to-day business activities of all employees, directors and officers of the Advisers. The overall policy underlying this Code is that the Advisers expect that its directors, officers and employees (“Supervised Persons”) will follow the highest standards of honest conduct and business ethics in all aspects of their activities on behalf of the Advisers and that they will not cheat, lie to or steal from the Advisers, its members, clients, vendors or fellow directors, officers or employees. In addition, all Supervised Persons are expected to comply with the spirit and letter of all applicable laws, regulations and Advisers policies, and be sensitive to, and act appropriately in, situations that may give rise to actual as well as apparent conflicts of interest or violations of this Code.

This Code operates in conjunction with all other Advisers’ policies and procedures. When this Code conflicts with another Advisers’ policy or procedure, the more restrictive provision shall apply. This Code is not intended to cover every ethical issue that a Supervised Person may confront while working for the Advisers. Supervised Persons are expected to use sound judgment and act in accordance with the highest ethical standards when confronted with ethical issues that are not covered by this Code and with all other Advisers’ policies and procedures applicable to that’s person’s department.

All Supervised Persons (including temporary employees and outside investment consultants) must familiarize themselves with the information, guidelines and procedures contained in this Code. Any questions regarding these issues should be directed to the Advisers’ Chief Compliance Officer (“CCO”).

The Exhibits to the Code, located at the end of this document, are part of the Code.

II.	APPLICABILITY

The Code applies to each of the following:

▪	The Advisers, which are comprised of
o	F/m Investments, LLC (“F/m”).
o	Ziegler Capital Management, LLC (“ZCM”)
o	Subsidiaries of F/m.
o	Entities under which F/m conducts advisory services under a trade name (i.e. “Doing Business As” or “DBA”).
▪	Officers or employees of the Advisers.
▪	Natural persons who control the Advisers.

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▪	Natural persons who obtain information regarding investment recommendations or decisions of the Advisers.
▪	Officers, general partners or persons performing a similar function for the Advisers even if they have no knowledge of and is not involved in the investment process.
▪	Temporary Employees such as consultants or interns.

III.	DEFINITIONS

When used in the Code, the following terms have the meanings set forth below:

“Access Person” means a Supervised Person who has access to nonpublic information regarding the Advisers’ clients’ purchases or sales of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. All officers, partners and directors of the Advisers are Access Persons under the Code.

“Advisers” mean F/m Investments, LLC, its subsidiaries and entities under which F/m conducts advisory services under a trade name (i.e. “Doing Business As” or “DBA”) and Ziegler Capital Management doing business as ZCM.

“Beneficial Interest” means the ability to share, directly or indirectly, in any profit, loss, dividend or income, directly or indirectly, through any joint account, partnership, trust or other formal or informal relationship. An Access Person is deemed to have a beneficial interest in accounts held by immediate family members with whom the Access Person shares a household or provides significant financial support. Any questions and issues regarding the definition of Beneficial Interest should be directed to Compliance.

“Code” means this Code of Ethics, as in effect from time to time.

“Chief Compliance Officer” means the Chief Compliance Officer of the Advisers as required by Rule 204A-1 of the Investment Advisers Act of 1940, or their designee.

“Covered Associate” means Supervised Persons and their spouses for purposes of Section XV POLITICAL CONTRIBUTIONS.

“Doing Business As” or “DBA” means entities under which F/m conducts advisory services under a trade name.

“Entertainment” means an event where a Supervised Person and the giver and recipient attend together.

“F/m” means F/m Investments, LLC.

“Gift” means something of value and/or an event where the giver and recipient do not attend together.

“Inside Information” means material nonpublic information about an issuer or Security.

“LIFO” means “Last In, First Out” as applied to the holding period trading stipulation. Evaluation of short-term trading violations will be conducted based on this method.

“Managed Account” means an investment account over which bona fide legal investment discretion has been granted to a third-party investment manager with no affiliation to the Advisers. The Access Person does not have any direct or indirect influence over the control of the account.

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F/M And ZCM Code of Ethics

“Material” means there is a substantial likelihood that reasonable investors would consider it important in making their investment decisions.

“MCO” means “My Compliance Office.” The Advisers’ automated compliance system to monitor the Code.

“Outside Business Activity” includes any of the following on a compensated or non-compensated basis in a for-profit capacity or for a for-profit entity:

▪	Being engaged in any other business outside the business of the Advisers;
▪	Being employed or compensated by any other person for business-related activities outside the business of the Advisers;
▪	Serving as an Access Person of another organization; or
▪	Serving on the board of directors (or in any similar capacity) of another company.

“Political Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value made for the purpose of influencing any election for state or local office. This includes the payment of a debt incurred in connection with any such election. It also includes transition or inaugural expenses of the successful candidate.

“Preclearance/Restricted List” means a list of Funds or Securities available in MCO which may be restricted or require preclearance on an ad hoc basis by the Advisers.

“Private Placement” means an offering and investment in any non-publicly traded security.

“Private Securities Transaction” includes investments in private placements (hedge funds or private equity funds), privately placed security, private investment partnerships, interests in oil and gas ventures, real estate syndications, participations in tax shelters and other investment vehicles and shares issued prior to a public distribution.

“Related Security” means Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

“Reportable Funds” means (i) any fund for which the Advisers serve as investment adviser or sub-adviser; (ii) any fund whose investment adviser or principal underwriter controls the Advisers, is controlled by the Advisers, or is under common control with the Advisers. As used in this definition, the term control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act; or (iii) any fund identified on the Advisers’ Preclearance/Restricted List.

“Reportable Personal Account” includes all advisory, brokerage, trust or other accounts or forms of direct beneficial ownership in which one or more Access Person and/or one or more members of an Access Person’s immediate family have a substantial proportionate economic interest.

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“Reportable Security” includes all Securities (generally, all securities of every kind and nature), except that it does not include:

▪	Direct obligations of the Government of the United States;
▪	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;
▪	Shares issued by any money market funds;
▪	Shares issued by open-end mutual funds, other than Reportable Funds; and
▪	Shares issued by unit investment trusts that are invested exclusively in one or more open- end mutual funds, none of which are Reportable Funds.

“Security” or “Securities” includes stocks, notes, corporate bonds, debentures, hedge funds, exchange- traded funds (whether open-ended or unit investment trust), shares of the Reportable Funds, limited partnership interests, private company investments, investment contracts, and all derivative instruments of the foregoing, such as options, swaps, and warrants. “Security” does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

“Securities Transaction” means the purchase or sale of Securities in which a person has or acquires a Beneficial Interest.

“Supervised Person” means all employees of the Advisers or other persons subject to the supervision and control of the Advisers.

“US Benchmark Series ETFs” means the ETFs known and marketed as US Benchmark Series that are separate series of The RBB Fund, Inc. namely: US Treasury 3 Month Bill ETF, US Treasury 6 Month Bill ETF, US Treasury 12 Month Bill ETF, US Treasury 2 Year Note ETF, US Treasury 3 Year Note ETF, US Treasury 5 Tear Note ETF, US Treasury 7 Year Note ETF, US Treasury 10 Year Note ETF, US Treasury 20 Year Bond ETF, and US Treasury 30 Year Bond ETF.

IV.	COMPLIANCE WITH LAWS AND REGULATIONS

The financial services industry is governed by numerous laws and regulations adopted by a variety of governments, government agencies, regulators and other entities. The Advisers, as a participant in the financial services industry, are subject to many of these laws and regulations. Obeying both the letter and spirit of all applicable laws and regulations is critical to the Advisers’ ability to accomplish its objectives. In everything that they do on behalf of the Advisers, Supervised Persons must use care not to violate any law or regulation. Supervised Persons are responsible to know, understand and follow the law and regulations that apply to their responsibilities on behalf of the Advisers. While no Supervised Person is expected to be an expert on all applicable laws and regulations, they are expected to know the laws and regulations well enough to recognize when an issue arises and to seek the advice of the Advisers’ Compliance Department.

V.	PROHIBITIONS ON INSIDER TRADING

The Insider Trading and Securities Fraud Enforcement Act of 1988 imposes stiff criminal and civil penalties upon persons who trade while in possession of “inside information” or who communicate such information to others in connection with a securities transaction.

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A.	What Constitutes Insider Trading?

“Inside information” is defined as material nonpublic information about an issuer or security. Such information typically originates from an “insider” of the issuer, such as an officer, director, or controlling shareholder. However, insider trading prohibitions also extend to trading while in possession of certain “market information.” “Market information” is material nonpublic information which affects the market for an issuer’s securities but which comes from sources outside the issuer. A typical example of market information is knowledge of an impending tender offer.

In order to assess whether a particular situation runs afoul of the prohibition against insider trading, keep in mind the following:

Information is deemed “material” if there is a substantial likelihood that reasonable investors would consider it important in making their investment decisions. Among the types of information which should be deemed to be material is information relating to:

▪	increases or decreases in dividends;
▪	declarations of stock splits and stock dividends;
▪	financial announcements including periodic results and forecasts, especially earnings releases and estimates of earnings;
▪	changes in previously disclosed financial information;
▪	mergers, acquisitions or takeovers;
▪	proposed issuances of new securities;
▪	significant changes in operation;
▪	significant increases or declines in backlog orders or the award or loss of a significant contract;
▪	significant new products to be introduced or significant discoveries of oil and gas, minerals or the like;
▪	extraordinary borrowings;
▪	major litigation (civil or criminal);
▪	financial liquidity problems;
▪	significant changes in management;
▪	the purchase or sale of substantial assets; and
▪	significant regulatory actions.

B.	What is nonpublic?

Information is considered “nonpublic” if it has not been released through appropriate public media in such a way as to achieve a broad dissemination to the investing public generally, without favoring any special person or group. Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.

The selective disclosure of material nonpublic information by corporate insiders may lead to violations by an outsider of §10 (b) of the Securities Exchange Act of 1934 and Rule 10 (b) 5) thereunder under the following conditions:

▪	the insider intentionally breached a duty of confidentiality owed to the issuer’s shareholders;
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▪	the insider received some personal benefit from this breach, either by way of pecuniary gain or a reputational benefit that could translate into future earnings;
▪	the outsider knew or should have known that the insider breached a duty by disclosing the information; and
▪	the outsider acts with scienter — i.e., a mental state showing an intent to deceive, manipulate or defraud.

An outsider might also run afoul of the prohibition against insider trading under a “misappropriation” theory. This theory applies to those who trade on information they have taken in breach of some fiduciary duty, even though that may not be a duty to the issuer’s shareholders. An example of this would be newspaper reporters who misappropriate information they have received in the course of their job writing articles for their employer, and then trades before that information becomes public. Another example would be an employee of an investment adviser who trades while in possession of material, nonpublic information they learn of in the course of their advisory duties.

VI.	CONFIDENTIAL INFORMATION

The Advisers stand in a fiduciary relationship to its clients; consequently, all employees shall carry out their duties with utmost fidelity to the client and solely in the client’s best interests. In this regard, the professional judgment of all Supervised Persons shall be exercised free of all compromising influences and loyalties.

Supervised Persons must scrupulously avoid serving their own personal interests ahead of the interests of the Advisers’ clients. An employee may not induce or cause a client to take action, or not to take action for the employee’s personal benefit, rather than for the benefit of the client. For example, Supervised Persons would violate the Code by causing a client to purchase a Security they owned for the purpose of increasing the price of that Security.

Supervised Persons may not cause or attempt to cause any client to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Supervised Person. If a Supervised Person stands to benefit materially from an investment decision for a client, and the Supervised Person is making or participating in the investment decision, then the Supervised Person must disclose the potential benefit to independent persons with authority to make investment decisions for the client (or, if the Supervised Person in question is the sole person with authority to make investment decisions for the client, to the CCO). The person to whom the client reports the interest, in consultation with the CCO, must determine whether or not the Supervised Person will be restricted in making or participating in the investment decision.

Supervised Persons shall treat all information received from clients or information relating to client accounts with utmost confidentiality and shall not, without the prior written consent of the client, disclose such information to any other person except as necessary to perform their duties on behalf of the Advisers or as required by law. In no case may information about a client be used for the personal benefit of any person other than the client.

Supervised Persons shall treat all personal information received from employees with utmost confidentiality and shall not, without the prior written consent of the employee, disclose such information to any other person except as required to perform Advisers business or as required by law. In no case may information about an employee be used for the personal benefit of any person other than the employee.

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Supervised Persons shall not use their knowledge of client portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with a client could call into question the exercise of a Supervised Person’s independent judgment.

No Supervised Person shall accept any orders or directions with respect to a client’s account from any non-client source without the prior written authorization of the client.

No Supervised Person shall warrant or guarantee the present or future value or price of, or return on, any Securities, or that any Adviser or issuer will fulfill its representations, promises or obligations.

No Supervised Person shall act, or agree to act as the personal custodian, trustee, personal representative or other fiduciary for a client or with respect to the securities, funds or other property of a client, unless expressly permitted by the Advisers.

No Supervised Person shall lend or borrow money or securities to or from a client or a client’s account.

No Supervised Person shall forward, or agree to forward, original confirmations, statements of account, recommendations or other communications from the Advisers to a client to any address other than the client’s official post office address or email address, if the client has agreed to receive Adviser communications electronically.

No Supervised Person shall accept or hold in their individual name discretionary authority or a discretionary power of attorney for a client or a client’s account.

No Supervised Person may take personal advantage of any opportunity properly belonging to any client. This includes, but is not limited to, acquiring a Beneficial Interest in a Security of limited availability.

No Supervised Person may engage in any Securities Transaction intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading.

VII.	CONFLICTS OF INTEREST

Supervised Persons must act in the best interests of the Advisers. A “conflict of interest” may occur when a person’s personal interests interfere with, or appear to interfere with, the interests of the Advisers, its members or its clients. Similarly, a conflict of interest may also occur when a person’s personal interests interfere with that person’s ability to objectively and effectively perform their services for the Advisers. The overarching conflicts of interest principle is that the personal interests of a Supervised Person must not be placed improperly before the interests of the Advisers, its members or its clients. In adhering to this principle, Supervised Persons:

▪	may not use personal influence or personal relationships improperly to influence financial reporting by the Advisers;
▪	may not improperly cause the Advisers to take action, or fail to take action, for the personal benefit of the Supervised Person rather than for the benefit of the Advisers;
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▪	may not improperly use their positions with the Advisers, or information that belongs to the Advisers or its clients, for personal gain;
▪	may not bind the Advisers to any agreement or arrangement with an entity in which the Supervised Person, directly or through family members, has any material economic interest;
▪	must disclose to the CCO any situation of which they become aware in which the Advisers are entering into an arrangement or agreement with an entity in which the Supervised Person, directly or through family members, has any material economic interest; and
▪	should avoid any activities, interests or associations outside the Advisers that could impair their ability to perform their work for the Advisers objectively and effectively, or that could give the appearance of interfering with their responsibilities on behalf of the Advisers.

Although it is not possible to foresee every potential conflict of interest that may arise, Supervised Persons must be sensitive to actual or potential conflicts and bring them to the attention of management of their department, and management should solicit the advice of the Advisers’ Compliance Department when confronted with the conflict of interest issues.

Wherever possible, situations in which a conflict of interest exists, or appears to exist, should be avoided. Where conflicts or interest cannot be avoided, they must be disclosed to management and handled in an ethical way as to avoid any perception of impropriety.

VIII.	FAIR DEALING

It is the Advisers’ policy to compete aggressively in each business in which it is engaged, but to compete ethically, fairly and honestly. The Advisers seek to succeed through superior performance, service, diligence, effort and knowledge, not through unfair advantage. To this end, the Advisers are committed to dealing fairly with its clients, customers, vendors, competitors and employees. No Supervised Person may take unfair advantage of any other person or business through any unfair business practice, including through improper coercion, manipulation, concealment, abuse of privileged information or misrepresentation of material fact.

IX.	SAFEGUARDING ASSETS AND PROPERTY

The Advisers’ assets and properties represent a key portion of the Advisers’ value as an enterprise and are very important to the Advisers’ ability to conduct its business. The Advisers’ assets and properties include both physical assets such as cash, securities, physical property and equipment and intangible assets such as business strategies and plans, intellectual property, services and products. Supervised Persons are responsible for safeguarding the Advisers’ assets and properties that are under their control. Theft of, or fraudulently obtaining Advisers’ assets or property is misappropriation of Advisers’ assets or property should be reported to the Advisers’ management or Compliance Department immediately for investigation. Furthermore, except where permitted by the Advisers, Supervised Persons should not use Advisers’ assets for their personal benefit. In addition to protecting the Advisers’ assets and property from theft or misuse, Supervised Persons should be careful not to needlessly waste any Advisers’ asset or property.

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As part of its business, the Advisers routinely come into possession of property of clients, vendors and other third parties. It is vitally important to the Advisers’ business and reputation that all client property that comes into the Advisers’ possession is protected and maintained. Supervised Persons are responsible for safeguarding property belonging to clients, vendors and other third parties, that are under their control.

X.	REPORTING PROCEDURES FOR SUPERVISED PERSONS

The Advisers require Supervised Persons to complete the following reporting through MCO.

A.	Initial Code of Ethics Acknowledgement
▪	Acknowledge receipt of this Code. It is the responsibility of Supervised Persons to read, understand and abide by all aspects of the Code.

B.	Annual Code of Ethics Acknowledgement
▪	Annually certify having read and understood the Code.

C.	New Hire Questionnaire
▪	Respond to questions identifying potential conflicts of interest.

D.	Quarterly Political Contributions Certification
▪	Certify all personal political contributions have been reported in the previous quarter.

E.	Annual Certification of Outside Business Activities
▪	Annually certify all outside business activities have been accurately disclosed and remain current.

F.	Annual Disclosure Questionnaire
▪	Confirm or update responses regarding potential conflicts of interest.

XI.	PERSONAL TRADING POLICY

The Advisers’ Personal Trading Policy applies to Access Persons. Access Persons are Supervised Persons who also have access to nonpublic information regarding Advisers’ clients’ purchases or sales of securities, are involved in making securities recommendations to clients or who have access to such recommendations that are nonpublic. You will be notified at hire if you are an Access Person under this code.

While Supervised Persons who are not also Access Persons will not be required to regularly disclose information related to their personal trading activities, the Advisers reserve the right to request the personal trading information of Supervised Persons.

The Advisers understand that, due to the nature of the markets, personal trades may be placed during business hours. The Advisers, however, strongly discourage frequent trading which may adversely affect an employee’s attention to their responsibility for clients.

A.	Fraudulent or Deceptive Practices

No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Advisers’ clients:

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▪	Employ any device, scheme or artifice to defraud the Advisers’ clients.
▪	Make to the Advisers any untrue statement of a material fact or omit to the Advisers a material fact necessary in order to make the statement made, in light of the circumstances under which they are made, not misleading.
▪	Engage in any act, practice or course of business which would operate as a fraud or deceit upon the Advisers or the Advisers’ clients.
▪	Engage in any manipulative practice with respect to the Advisers.
▪	Trade while in possession of material nonpublic information for personal or client investment accounts or disclosing such information to others in or outside the Adviser who have no need for this information.

It is a violation of federal securities laws to buy or sell securities while in possession of material nonpublic information and illegal to communicate such information to a third party who buys or sells.

B.	Basic Restriction on Investing Activities

If a purchase or sale order is pending or under active consideration for any client, neither the same Security nor any Related Security (such as an option, warrant or convertible security) may be bought or sold for any Reportable Personal Account.

C.	Initial Public Offerings

No Access Person shall acquire Beneficial Interest in any security in an Initial Public Offering.

D.	Blackout Period

No Security or Related Security, unless otherwise specified, may be bought or sold for the account of any Access Person during the period commencing three (3) calendar days prior to and ending three (3) calendar days after the initiation of a new (as opposed to a transaction necessitated by a client’s cash flow) purchase or sale (or entry of an order for the purchase or sale) of that Security or any Related Security for the account of any new or existing client with respect to which such person has been designated an Access Person. A Security under active consideration must not be traded in Reportable Personal Accounts.

E.	Holding Period

To mitigate concerns over short-term trading, there is a 30-day holding period for most transactions (see Appendix I). Short-term trading by Access Persons in accounts for which they have any beneficial ownership is prohibited. Short-term trading is defined as purchases and sales of the same or equivalent Reportable Security within a 30-calendar day period. Short-term trading will be evaluated on a LIFO basis.

F.	Managed Accounts

Accounts for which bona fide legal investment discretion has been granted to an outside entity are not subject to the Personal Trading Policy beyond their disclosure as a Reportable Personal Account.

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▪	Managed Accounts must be reported in the Initial Brokerage Report and certified annually on the Annual Brokerage Report.
▪	New Managed Accounts must be disclosed as a New Brokerage Account in MCO when the account is opened.

A Managed Account Letter must be executed by the Access Person as well as the third party charged with managing the account. A copy of the Managed Account Letter is provided as Exhibit B.

G.	Permitted Exceptions

Purchases and sales of the following Securities are exempt from the restrictions set forth in paragraphs B., D. and E. above and H below:

▪	Direct obligations of the Government of the United States.
▪	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements.
▪	Shares issued by any money market funds.
▪	Shares issued by open-end mutual funds, other than Reportable Funds.
▪	Shares issued by unit investment trusts that are invested exclusively in one or more open-end mutual funds, none of which are Reportable Funds.
▪	Shares issued by the US Benchmark Series ETFs.
▪	Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities.
▪	The exercise of rights that were received pro rata with other security holders, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
▪	Other non-volitional events such as assignment of options or exercise of an option at expiration.
▪	Equity securities, real estate investment trusts and the underlying security for option contracts where market capitalization is above $10 billion at the time of the trade.
▪	Managed Accounts as defined in paragraph F. above.

H.	Pre-Clearance of Personal Securities Transactions

▪	No Security may be bought or sold for a Reportable Personal Account unless the Access Person submits a Trade Pre-Clearance request via MyComplianceOffice (“MCO”).
▪	Compliance will review the transaction and approve or deny the request via MCO as soon as practicable.
▪	Approved transactions must be completed on the same day approval is received.
▪	Employees should review Exhibit A for a complete list of securities and their associated pre-clearance and reporting requirements.
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▪	Securities that are not reported on an employee’s brokerage statement, but are otherwise reportable, must be reported in the Quarterly Transaction Report.

I.	Private Security Transactions

Private Securities Transactions represent their own unique risks to the Advisers. Private Securities Transactions include investments in private placements (hedge funds or private equity funds), a privately placed security, private investment partnerships, interests in oil and gas ventures, real estate syndications, participations in tax shelters and other investment vehicles and shares issued prior to a public distribution.

Access Persons wishing to transact in Private Securities are required to submit a Private Security Transactions Form in MCO where the Access Person will be required to provide full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of such person’s activities on behalf of any Reportable Fund). The CCO will provide approval via MCO if the private security transaction does not pose a conflict with a client or unmanageable risk to the Advisers.

XII.	ADDITIONAL REPORTING PROCEDURES FOR ACCESS PERSONS

A.	Initial Brokerage and Holdings Report

▪	Access Persons are required to disclose Reportable Personal Accounts in which the Access Person has a Beneficial Interest.
▪	Holdings of Reportable Securities within each Reportable Personal Account require disclosure. See Exhibit A for a table of reporting requirements.
▪	Holdings must be current as of a date no more than 45 days prior to the date the person became an Access Person.
▪	Report is made via MCO
▪	Must be completed within 10 days of becoming an Access Person
▪	The Advisers require Access Persons hold Reportable Personal Accounts at a broker that provides an electronic feed into the Advisers’ instance of MCO. (Brokerage Firms that provide electronic feeds are included as Exhibit C)
▪	Exceptions will be granted on a case-by-case basis by the CCO.
▪	If a new Access Person currently holds a Reportable Personal Account with a broker that does not provide an electronic feed, the Access Person is expected to either move the account to a broker listed on Exhibit C or the Reportable Personal Account may be converted to a Managed Account where the Access Person relinquishes investment discretion to a third-party investment adviser.
▪	Regardless of availability of an electronic feed, Access Persons are ultimately responsible for ensuring holdings and transactions are accurately represented in MCO before certifications are executed.
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B.	Quarterly Transaction Report

▪	Access Persons must complete securities transaction reports in MCO no more than 30 days after the end of each quarter.
▪	The report must include information about transactions in Reportable Securities effected by the Access Person during the preceding calendar quarter.
▪	This is applicable for all Reportable Securities, regardless of whether pre- clearance approval was required.

C.	Annual Holdings Report

▪	Access Persons must annually certify to holdings in Reportable Securities within each Reportable Personal Account.
▪	Holdings must be current as of December 31 of the prior calendar year.
▪	Certification must be completed in MCO no later than 45 days following the end of the prior calendar year.

D.	New Reportable Personal Accounts

▪	New Reportable Personal Accounts must be disclosed prior to executing transactions.
▪	Report is made via MCO.

XIII.	OUTSIDE BUSINESS ACTIVITIES

Supervised Persons may be granted permission to engage in Outside Business Activities with public or private corporations, partnerships, not-for-profit institutions, investments clubs and other entities. However, such activities can create conflicts of interest with the Advisers and its clients which is why the CCO reviews proposed Outside Business Activities on a case-by-case basis.

A.	Authorization for Outside Business Activities

▪	Supervised Persons are required to request authorization to participate in an Outside Business Activity via MCO.
▪	Approval will be based on potential conflicts regarding the nature of the entity associated with the Outside Business Activity. Particularly if the entity is a current or potential client of the Advisers or if the entity is a current or potential third-party vendor.
▪	Conflicts will be considered where the activity is related to the financial services industry.
▪	Potential conflicts may exist even where the outside activity is for a charitable organization or non-profit where the Supervised Person’s proposed role may involve investment decisions on behalf of the organization individually or as the member of an investment committee for the charity or non-profit.
▪	The Advisers will consider the potential time commitment of the activity in addition to potential compensation received.
▪	Outside Business Activities will be disclosed for Supervised Persons disclosed on the Advisers’ Brochure Supplement (Form ADV, Part 2B)
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B.	Personal Loans

▪	Borrowing from or becoming indebted to any person, business or company having business dealings or a relationship with the Advisers is considered an Outside Business Activity subject to the procedures in this section.
▪	Customary personal loans such as home mortgage loans, automobile loans, and lines of credit are exempt from disclosure and approval as an Outside Business Activity.
▪	Supervised Persons may not use the Advisers’ name, position in a particular market, or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

C.	Certification and Updates to Outside Business Activities

▪	Supervised Persons are required to annually certify all outside business activities have been accurately disclosed and remain current.
▪	If the Supervised Person becomes aware of a material conflict of interest that was not disclosed when approval was granted, the conflict must be promptly brought to the attention of the CCO.

XIV.	GIFTS AND ENTERTAINMENT

The Advisers hold its Supervised Persons to high ethical standards and strictly prohibits any giving or receipt of things of value that are designed to improperly influence the recipient. Anti-bribery and anti-corruption statutes in the U.S. are broadly written, so Supervised Persons should consult with Compliance if there is even an appearance of impropriety associated with the giving or receipt of anything of value. Supervised Persons may generally give and receive gifts and entertainment, so long as such gifts and entertainment are ordinary or accepted business practices and do not appear lavish or excessive.

For purposes of the policies and procedures related to gifts and entertainment, an event where the giver and recipient attend together is considered entertainment. An event to which tickets or other access is provided, but at which the giver is not present, is considered a gift.

A.	Gifts

The following types of gifts are prohibited and may not be given by a Supervised Person Similarly, if a Supervised Person receives any of the below, they must return the gift or refuse the offer. If return or refusal is not practicable, please contact Compliance for additional options which may include distribution among an entire office or forwarding the gift to a charity.

▪	Gifts of cash, or cash equivalents (gift cards or gift certificates)
▪	Travel or lodging associated with a conference, research trip or other business-related activity.

The following types of gifts are not prohibited and are exempt from reporting in MCO.

▪	Holiday baskets or lunches delivered to Advisers’ offices received on behalf of the Advisers.
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▪	Promotional items valued at less than $100 that clearly display the giver’s company logo.

In general, the Advisers restricts gifts (both giving and receiving) to no more than $250 within a calendar year per third party. Gifts given under $250 do not require approval but are required to be reported in MCO. If a Supervised Person wishes to give a gift to a third party where the value exceeds $250, approval for the gift should be requested via MCO. Gifts proposed to be given over $250 require approval by both the Advisers’ CCO and CFO.

All gifts received, regardless of value, require reporting in MCO.

B.	Entertainment

Supervised Persons may attend business meals, sporting events and other entertainment events at the expense of a third party. The entertainment must be attended by the giver, provided for a bona fide business purpose, and may not be perceived to be lavish or extravagant in nature. All entertainment received, regardless of value, must be reported via MCO.

Supervised Persons are permitted to provide entertainment to third parties with which the Advisers do, or seeks to do, business with, including third-party vendors. Entertainment expected to exceed $250 requires pre-authorization via MCO. The pre-authorization request must include the names of the individuals expected to participate and the third party they represent, as applicable.

Entertainment less than $250, such as business lunches or coffee, does not require pre-authorization but does require reporting subsequent to the event.

Entertainment reporting requires names of the individuals entertained and the name of the third party they represent, as applicable.

Excessive or lavish is not specifically defined for purposes of the policy. Excessive or lavish is determined on a case-by-case basis by the CCO and/or CEO depending on the specific facts and circumstances. The Advisers’ CFO may request evidence of compliance with this policy prior to processing expense reports.

C.	Union Officials or ERISA Plan Fiduciaries

Gifts or entertainment to or from a labor union or a union official in excess of $250 per fiscal year must be reported on Department Labor Form LM-10 within 90 days following the end of the Advisers’ fiscal year.

D.	Foreign Governments and “Government Instrumentalities”

The Foreign Corrupt Practices Act (“FCPA”) prohibits the direct or indirect giving of, or a promise to give, “things of value” in order to corruptly obtain a business benefit from an officer, employee, or other “instrumentality” of a foreign government. Companies that are owned, even partly, by a foreign government may be considered an “instrumentality” of that government. In particular, government investments in foreign financial institutions may make the FCPA applicable to those institutions. Individuals acting in an official capacity on behalf of a foreign government or a foreign political party may also be “instrumentalities” of a foreign government.

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The FCPA includes provisions that may permit the giving of gifts and entertainment under certain circumstances, including certain gifts and entertainment that are lawful under the written laws and regulations of the recipient’s country, as well as bona-fide travel costs for certain legitimate business purposes. However, the availability of these exceptions is limited and is dependent on the relevant facts and circumstances.

▪	Supervised Persons must receive authorization from the Advisers via MCO prior to giving anything of value that might be subject to the FCPA
▪	Food and beverages provided during a legitimate business meeting and that is clearly not lavish or excessive is exempt from authorization.

E.	Corporate Sponsorships

The Advisers’ sponsorship of events is consistent with the Advisers’ bona fide business purposes. Sponsorships should not be excessive or so frequent as to raise questions of their propriety.

Such sponsorships require authorization from the Adviser via MCO prior to distribution of Advisers’ funds securing the Adviser’s place as a sponsor.

Sponsorships are subject to approval by both the CCO and CFO. The Advisers’ CFO may request evidence of compliance with this policy prior to processing payment or reimbursement for the sponsorship.

F.	Charitable Giving

Supervised Persons may not make contributions to charities with the intention of influencing such charities to become clients.

Charitable contributions on behalf of the Advisers that exceed $250 require authorization from the Adviser via MCO prior to the contribution. Charitable contributions on behalf of the Advisers’ less than $250 only require reporting in MCO and contribute to an annual limit of $250 per third party. The Advisers’ CFO may request evidence of compliance with this policy prior to processing or reimbursing the charitable contribution.

XV.	POLITICAL CONTRIBUTIONS

Rule 206(4)-5 (the “Pay-to-Play Rule”) limits political contributions to state and local government officials, candidates, and political parties by registered investment advisers such as the Advisers. The Advisers and its Covered Associates are prohibited from making political contributions with the intention of influencing its recipient for business purposes. For purposes of Rule 206(4)-5 all Supervised Persons and their spouses are considered Covered Associates.

Violations of the Pay-to-Play Rule may prohibit receipt of compensation from a government entity for advisory services for two years following a contribution to any official of that government entity.

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A.	Prior to Employment with the Advisers:

▪	Prospective Adviser employees must complete a questionnaire disclosing political contributions by themselves and their spouse within the previous 24 months.
▪	Responses are reviewed prior to an offer of employment to identify potential conflicts under Rule 206(4)-5.

B.	Pre-Clearance of Political Contributions

▪	Rule 206(4)-5 broadly defines political contributions to include any gift, subscription, loan, advance, or deposit of money or anything of value made for the purpose of influencing any election for state or local office. This includes the payment of a debt incurred in connection with any such election. It also includes transition or inaugural expenses of the successful candidate.
▪	Covered Associates may not participate in any indirect action that would be prohibited if the same action was done directly.
▪	Covered Associates wishing to make a political contribution to any state or local government entity, official, candidate, political party, or political action committee must seek pre-clearance from MCO prior to the contribution.
▪	Total contributions to any state or local government entity, official, candidate, political party, or political action committee may not exceed $150 in a single election cycle.
▪	The $150 contribution limit is increased to $350 for Covered Associates who are eligible to vote in the election of the candidate or official.
▪	Pre-clearance authorization is valid for seven days from the request date.

C.	Restrictions on the Coordination or Solicitation of Contributions

Covered Associates are prohibited from coordinating or soliciting any person or political action committee to make contributions to an official of a government entity to which the Advisers are providing or seeking to provide investment advisory services. Similarly, Covered Associates are prohibited from making payment to a political party of a state or locality where the Advisers are providing or seeking to provide investment advisory services to a government entity.

The Advisers will only compensate third parties for referrals of clients or investors that are affiliated with government entities if the solicitor is an eligible “regulated person,” as defined by Rule 206(4)-5 under the Advisers Act, and if the solicitor and its covered associates have not made any disqualifying contributions during the past two years. The CCO, in consultation with Legal Counsel as needed, is responsible for reviewing the eligibility of all solicitation arrangements that involve, or are expected to involve, government entities.

D.	Public Office

Covered Associates must obtain written pre-approval from the CCO and CEO prior to running for any public office. Covered Associates may not hold a public office if it presents any actual or apparent conflict of interest with the Advisers’ business activities.

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E.	Political Contributions Related to Outside Business Activities

If a Covered Associate serves as an officer or director of an entity as part of a disclosed outside business activity, the Covered Associate should recuse himself from any decisions regarding that entity’s political contributions. If the Employee believes that the outside business’ political contributions could give even the appearance of being related to the Advisers’ advisory activities or marketing initiatives, the Employee must discuss the matter with a Compliance representative.

F.	Gifts and Entertainment Given to Political Officials

Gifts and entertainment provided to political officials will be viewed as political contributions and are subject to the limitations and procedures in this section of the Code.

XVI.	SANCTIONS

Upon discovering that a Supervised Person has not complied with the requirements of this Code, the CCO, upon consultation with the Advisers’ CEO, may impose sanctions the CCO deems appropriate, including but not limited to, unwinding of unsettled trades, disgorgement of profit, censure, suspension or termination of employment.

XVII.	EXCEPTIONS

The Advisers’ CCO reserves the right to decide, on a case-by-case basis, exceptions to any provisions under this Code. Any exceptions made hereunder will be maintained in writing by the CCO.

XVIII.	TEMPORARY EMPLOYEES

A.	Interns

The Advisers are committed to mentoring students in the financial services industry and is pleased to regularly offer internship opportunities to full-time students. To best offer a comprehensive experience to Interns the Advisers acknowledge that Interns may be exposed to the Advisers’ MNPI. To best protect the Advisers’ proprietary information and MNPI, Interns are subject to the following:

▪	Interns will be designated as Supervised Persons under this Code and be required to complete the Initial Code of Ethics Acknowledgement and New Hire Questionnaire
▪	Interns will not be required to disclose Outside Business Activities unless the activity is associated with one of the Advisers’ Clients, Prospects or Vendors.
▪	Interns are not Covered Persons and thus exempt from section XV. Political Contributions.
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▪	Interns will be required to execute the Interns Code of Ethics memo where they acknowledge the following:
▪	Interns may be inadvertently exposed to MNPI during the course of the Internship.
▪	In the event Interns are exposed to MNPI, they will notify the Compliance Department immediately
▪	Based on facts and circumstances, the CCO may subject the Intern to the Advisers’ personal trading procedures set forth in sections XI and XII of this Code.
▪	Based on facts and circumstances, the CCO may also subject the Intern’s immediate family members to the Advisers’ personal trading procedures set forth in sections XI and XII of this Code.

B.	Consultants and other Temporary Employees

The CCO shall determine on a case-by-case basis whether consultants or other temporary employees should be subject to this Code as a Supervised or Access Person. Such determination shall be made based upon an application of the criteria provided herein, whether an appropriate confidentiality agreement is in place, and such other information as may be necessary to ensure that proprietary information is protected. As such, consultants and other temporary employees may only be subject to certain sections of the Code, such as certifying to it, or may be exempt from certain reporting requirements.

XIX.	ACCURACY OF BOOKS AND RECORDS

As a registered investment adviser, the Advisers are subject to numerous regulations regarding its books and business records. These regulations require that the Advisers maintain accurate and complete business records, books and data that reflect in a timely manner every business transaction involving the Advisers. Supervised Persons are responsible to ensure the accuracy and completeness of any business information, reports and records under their control. No Supervised Person may intentionally make false or misleading entries in any of the Advisers’ books and records.

The Advisers are required under 204-2(a)(12) to keep copies of Codes, records of violations and actions taken as a result of the violations, in addition to copies of employees written acknowledgement of receipt of the code.

XX.	WHISTLEBOWER POLICY

A.	General Statement of Purpose

The Advisers are committed to the highest standards of ethical, moral and legal business conduct. In accordance with our commitment to honesty, integrity and open communication, the Advisers have established this Whistleblower Policy (“Policy”) as a mechanism for Supervised Persons to raise concerns regarding unethical conduct; questionable accounting, internal controls or auditing matters; or the reporting of fraudulent financial information. This Policy is also intended to reassure Supervised Persons they will be protected from harassment, discrimination, retaliation or victimization for whistleblowers in good faith. It is the role of each and every Supervised Person to take personal responsibility for their own conduct in order to maintain the Advisers’ commitment to honesty and integrity.

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B.	Procedures for Handling Whistleblower Complaints

In order to facilitate the reporting of whistleblower complaints, the Advisers have established procedures for (1) the confidential anonymous submission by employees of complaints or concerns regarding illegal or unethical conduct, accounting, and internal controls or auditing matters, and (2) the receipt, retention, investigation and resolution of all such complaints.

Supervised Persons of the Advisers may submit a good faith complaint regarding suspected illegal or unethical conduct to the management of the Advisers without fear of dismissal or retaliation of any kind. Such complaint may be submitted anonymously. The Advisers’ CCO will be notified of employee concerns and complaints pursuant to this Policy and is responsible for overseeing the administration of this policy. The Advisers are committed to maintaining high ethical standards and achieving compliance with all applicable securities laws and regulations, accounting standards, accounting controls and audit practices.

C.	Scope of Matters Covered

This Policy is intended to outline procedures for reporting complaints and concerns relating to any illegal or unethical conduct; questionable accounting, internal controls, or auditing matters; including, without limitation, the following, collectively (“Whistleblower Complaints”):

▪	Questionable practices relating to accounting, auditing, internal financial controls, and financial fraud. (Examples include: misstatement of revenues or documents relating to revenue, misstatement of expenses, misstatement of assets, misapplications of GAAP principles, illegal transactions.)
▪	Direct or indirect offer, payment, or promise to give money or anything of value to anyone to improperly influence the recipient’s behavior. This includes allegations of improper payments inside or outside the United States, and to government officials, political parties, political party officials, and candidates for political office.
▪	A conflict of interest, which is defined as a situation in which an individual has a private or personal interest sufficient to appear to influence the objective exercise of their official or fiduciary duties. (Examples include: bribery, misuse of confidential information, inappropriate customer relations, or inappropriate vendor relations.)
▪	Unauthorized disclosure of the Advisers’ clients’, or another third party’s confidential information, or other potential violations of the Advisers’ privacy or information security policies.
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▪	Misappropriation (for one’s own use) of funds that have been entrusted to a person for care of management. (Examples include: bookkeeping errors, misapplication of funds, and mishandling of cash.)
▪	Falsification, fabrication, forgery, or unauthorized alternation of an Advisers’ records, including accounting records, expense reports, customer invoices, time sheets, or other electronic or hard copy Adviser records or providing false or misleading information to third parties.
▪	Violations of the rules pertaining to the Advisers’ Gift and Entertainment Policy; the giving, receiving, or solicitation of items which could be reasonably interpreted as an effort to improperly influence a business relationship or decision.
▪	Improper use of intellectual property; intellectual property infringement, misappropriation, or disclosure; copyright violations or software piracy.
▪	Any purchase or sale of securities while in possession of information that may be considered “inside” information or discussion of such information with any third party. (Examples include: nonpublic information about other companies, including information about banking deals and/or initiation of coverage of ratings changes in research reports that any employee receives.)
▪	Any violation of or noncompliance with any applicable legal requirements of the United States and each state or foreign country in which the Advisers conduct business, including, but not limited to, the laws and regulations of the Securities and Exchange Commission (“SEC”).
▪	Willful or innocent actions that are in direct violations of Advisers’policy, procedures, Code of Ethics, and/or implied contractual responsibilities. (Examples include: non-disclosure agreements, hiring standards, Internet usage, or corporate guidelines.)
▪	Any other unethical business practice or illegal activity. Please note this list is not intended to be exhaustive.

Furthermore, questions about employment, benefits or safety issues unrelated to financial fraud or to violations of the Code should be directed to Human Resources or to the appropriate designated individual as set forth in the Advisers’ Employee Handbook.

D.	Submission of Whistleblower Complaints

This Policy and the procedures outlined herein are intended to be used for serious and sensitive issues such as those outlined above.

Any employee, officer, director or other interested party who has a Whistleblower Complaint regarding unethical conduct related to the Advisers (a “Reporting Individual”) may report such complaint or concern directly to the CCO.

By Phone (via the Advisers’ Hotline): 740-233-2939

Should Reporting Individuals wish to remain anonymous, they may omit their contact information in the communication. No attempt will be made to capture or retain contact information for those wishing to remain anonymous.

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E.	Procedures for Handling Whistleblower Complaints

▪	All Whistleblower Complaints will be taken seriously and addressed promptly, discreetly and professionally.
▪	Upon receipt of a Whistleblower Complaint, the CCO will (i) determine what the complaint pertains to and (ii) when possible, acknowledge receipt of the complaint to the sender.
▪	Complaints covered by this Policy will be reviewed under direction of the CCO in consultation with legal counsel, and others as the CCO determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review.
▪	Prompt and appropriate corrective action will be taken when and as warranted as determined by the CCO. The Advisers will not discharge, demote, suspend, threaten, harass or in any matter discriminated against any Reporting Individual n the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of any Whistleblower Complaint.
▪	Under certain circumstances, the matter which forms the basis for such complaint or concern may be required to be reported to federal or state governmental or regulatory authority. In such cases, the identity of the Reporting Individual, if provided, will not be disclosed without their consent unless required by law.
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XXI.	EXHIBIT A - PERSONAL TRADING TABLE

Personal Trading Obligations – Per Security and Account Type

Security Type	Pre- Clearance Required?	Subject to 3 day Blackout Period?	Subject to 30 day holding period?	Report on Quarterly Transaction Report?	Report on Initial & Annual Holdings Report?
Equity Securities, Real Estate Investment Trusts (“REIT”), and option contracts if market capitalization of the underlying security is below $10 billion at the time of the trade	Yes	Yes	Yes	Yes	Yes
Equity Securities, Real Estate Investment Trusts (“REIT”), and option contracts if market capitalization of the underlying security is above $10 billion at the time of the trade	No	No	Yes	Yes	Yes
Fixed Income including Corporate Bonds	Yes	Yes	Yes	Yes	Yes
Municipal & General Obligation Bonds	Yes	Yes	Yes	Yes	Yes
Closed-End Mutual Fund	Yes	Yes	Yes	Yes	Yes
Commodities including commodity futures	Yes	Yes	Yes	Yes	Yes
Futures	Yes	Yes	Yes	Yes	Yes
Securities offered as part of an Initial Public Offering (“IPO”)	PROHIBITED FROM TRADING EQUITY IPOs
Private Placements or Limited Offerings	Yes	Yes	Yes	Yes	Yes
Any ETF or ETN, other than the Advisers’ advised or sub advised ETF or ETN	No	No	Yes	Yes	Yes
Direct obligations of the U.S. Government (i.e., Treasury Bonds)	No	No	No	No	No
Money Market Instruments (e.g., bankers’ acceptances, bank certificates of deposit, commercial paper, money market funds, etc.)	No	No	No	No	No
Open-End Mutual Funds other than the Advisers’ advised or sub advised Mutual Funds	No	No	No	No	No
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Security Type	Pre- Clearance Required?	Subject to 3 day Blackout Period?	Subject to 30 day holding period?	Report on Quarterly Transaction Report?	Report on Initial & Annual Holdings Report?
The US Benchmark Series ETFs	No	No	No	Yes	Yes
The Advisers’ advised or sub advised Mutual Funds and ETFs other than the US Benchmark Series ETFs	Yes	Yes	Yes	Yes	Yes
UITs	Yes	Yes	Yes	Yes	Yes
Securities held in any 529 College Savings Plan	No	No	No	No	No
Securities held in any 401k Plan that does not offer a Reportable Fund	No	No	No	No	No
Securities or Funds on the Restricted List	PROHIBITED FROM TRADING SECURITIES ON THE RESTRICTED LIST
Securities or Funds on the Preclearance List	Yes	Yes	Yes	Yes	Yes
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XXII.	EXHIBIT B - MANAGED ACCOUNT LETTER TEMPLATE

F/M INVESTMENTS, LLC

ZIEGLER CAPITAL MANAGEMENT, LLC dba ZCM

To:	Compliance Department From:

Date:

Re:	Managed Account Letter

As an Access Person subject to the F/m Investments LLC and ZCM Code of Ethics, I,

(“Access Person”)

hereby certify to the following:

•	My spouse, dependent children, and I do not have discretion or any influence over any of the below referenced accounts;
•	I have granted bona-fide legal investment discretion to the below listed Financial Adviser;
•	I hereby understand that in designating a trustee or third-party manager discretionary investment authority over my personal account(s), I relinquish the right to make any suggestions, or direct purchases or sales of investments relating to my managed account(s); and
•	In the event that the above statements are no longer accurate, I will immediately notify F/m’s Compliance Department.

As the Access Person’s Financial Adviser, I hereby certify that I have been granted bona-fide legal investment discretion by the Access Person for all below listed accounts.

Account Number	Name of Account	Financial Adviser Name/Broker Dealer Name, Address, Phone Number

Access Person Signature	Financial Adviser Signature

Date	Date
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XXIII.	EXHIBIT C –BROKERS WITH ELECTRONIC FEEDS

▪	Ameriprise Financial
▪	Charles Schwab
▪	E-Trade
▪	Fidelity
▪	JP Morgan/Chase
▪	Merrill Lynch
▪	Morgan Stanley
▪	Raymond James
▪	Stifel, Nicolaus, & Company
▪	Edward Jones
▪	UBS
▪	Vanguard
▪	Wells Fargo Advisors
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